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                                                                    EXHIBIT 10.1



                 SECOND AMENDMENT TO THE CO-PROMOTION AGREEMENT
           BETWEEN HORIZON MEDICAL PRODUCTS, INC. AND MEDTRONIC, INC.

This Amendment (the "Amendment") is made to the Copromotion Agreement (the "Agreement") first effective March 14, 2002, by and between MEDTRONIC, INC., a Minnesota corporation having its principal place of business at 710 Medtronic Parkway, Minneapolis, MN 55432-5604 ("Medtronic"), and HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation having its principal place of business at Seven North Parkway Square, 4200 Northside Parkway NW, Atlanta, Georgia 30327 ("Horizon"). This Amendment is effective as of the date all parties have signed the Amendment.

                                    RECITALS

A. Medtronic and Horizon desire to change the compensation and reporting obligations of the Agreement, in response to the Health Information Portability and Accountability Act of 1996.

B. Medtronic and Horizon desire to remove from the scope of the Agreement Products sold for HAI Therapy, because the parties intend to address such Products in a separate distribution agreement, to be entered into contemporaneously with, or after this Amendment.

                                    AGREEMENT

The parties agree as follows:

I. Capitalized terms in this Amendment shall have the same meanings ascribed to such terms in the Agreement.

II.      As of the effective date of this Amendment:

         A. The term Products no longer includes Products that are used for HAI Therapy; and

         B.       The term Therapies shall be interpreted to mean only Pain
Therapy.

III. Sections 7 (Compensation and Reporting Requirements) and 8 (Minimum Implant Targets) of the Agreement are deleted in their entirety, and replaced with the following:

"7.      COMPENSATION

         Beginning with April 2003, Medtronic will pay Horizon compensation each month based on a comparison of the month's sales to a baseline sales amount, as follows:

         (a) The "Monthly Baseline Sales Amount" for a month shall be the number of units of Products implanted into patients in the Territory during such month in the period


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from April 2002 through March 2003 (the "Baseline Period"), as determined from
Medtronic device registration data. Medtronic shall be entitled to rely on its device registration data to determine the Monthly Baseline Sales Amount and any other sales information under this Section 7, notwithstanding any imprecision or unreliability of device registration data. The date and location of implant shown on the registration shall be deemed the date and location of sale. If the Agreement is renewed following expiration of the Term, the parties shall meet and agree to any appropriate adjustments to the Monthly Baseline Sales Amounts. In the absence of any mutual agreement to change the Monthly Baseline Sales Amounts, the amounts provided by Medtronic under this Paragraph 7 will continue to be the Monthly Baseline Sales Amounts provided in this Subsection (a).

         (b) As of March 25, 2003, Medtronic shall provide to Horizon a list of each account in the Territory that purchased the Products from Medtronic during the Baseline Period. As of April 1, 2003, Horizon shall identify to Medtronic the specific Horizon sales territory that corresponds to each of the Medtronic accounts. If an account falls outside the scope of any Horizon sales territory, Horizon shall so indicate. No later than one week after receiving this sales territory information from Horizon, Medtronic shall provide Horizon with a schedule showing the number of units of Product Medtronic sold in each month of the Baseline Period in each of the Horizon sales territories. Such amounts shall be the Monthly Baseline Sales Amounts for each month in each Horizon territory. If Horizon adds new sales territories after the initial calculation of Monthly Baseline Sales Amounts under this section, the Monthly Baseline Sales Amounts for the new territories shall be calculated as described under this section as if the new territories existed at the time of the initial calculations of Monthly Baseline Sales amounts under this section.

         (c) In addition, at the time Medtronic provides to Horizon the Baseline Monthly Sales Amounts, Medtronic shall provide to Horizon the Semi-Annual Growth Targets for each Horizon sales territory. The Semi-Annual Growth Targets shall apply to the periods (the "Growth Target Periods") April through September 2003 and October 2003 through March 2004, and, if the Agreement is renewed, each succeeding six-month period of any renewal term. For each of the first two Growth Target Periods, the Semi-Annual Growth Target for a Horizon territory shall be 120 percent of the sum of the six Baseline Monthly Sales Amounts for that territory corresponding to the six months of the Growth Target Period. If the Agreement is renewed, the Semi-Annual Growth Target for a territory for a Growth Target Period shall be, unless the parties otherwise agree in writing, 120 percent of the Semi-Annual Growth Target for that territory during the same months of the year from one year earlier.

         (d) Within 30 days after the end of each month, Medtronic shall report to Horizon the number of units of Products that were implanted into patients in each Horizon territory during such month, based on Medtronic device registration data ("Monthly Sales Amount"). If in any month, the Monthly Sales Amount for a Horizon territory is less than the Baseline Sales Amount for that territory, the difference shall be carried forward to succeeding months as a deficit, and shall be added to any other deficit


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carried forward from past months, to make the Cumulative of Monthly Deficits for that territory. Each month, the Cumulative of Monthly Deficits for a territory shall be subtracted from the Monthly Sales Amount for that territory, and the difference shall be the Adjusted Monthly Sales Amount for that territory.

         (e) For each Horizon territory, Medtronic shall pay to Horizon each month $600 for each unit of Product by which the Adjusted Monthly Sales Amount for that territory exceeds the Baseline Sales Amount for that territory (the "Improvement over Baseline"); except that at the end of each Growth Target Period, Medtronic shall pay a bonus of $300 for each unit sold in that territory during that Growth Target Period after the sum of all Monthly Sales Amounts for that territory in all months of that Growth Target Period (the "Cumulative Sales Amount") exceeds the corresponding Semi-Annual Growth Target for that territory for that Growth Target Period.

         (f) In each 12-month period, the Semi-Annual Growth Target for a territory for the second Growth Target Period in that 12-month period shall be increased by the number of units of Product by which the Cumulative Sales Amount for that territory in the preceding Growth Target Period fell short of the Semi-Annual Growth Target for that territory for that period.

         (g) Medtronic shall pay each month's compensation by no later than the end of the succeeding month.

"8.      PASS-THROUGH OF COMPENSATION

         (a) Horizon shall pass through and pay to its sales representatives and sales managers the full amount of any compensation Horizon receives from Medtronic under Section 7, in amounts to each Horizon sales territory that reflects the Improvement Over Baseline in that Horizon sales territory in that month.

         (b) The records and audit provisions of Section 9 apply to each party's obligations under this Section 8."

IV. The following new Subsection (f) is added to Section 3 (Co-Promotion by Horizon; Sales Training):

         "(f)     Each month, Horizon shall provide to Medtronic a detailed
report describing its co-promotion activities, including sales calls and specific marketing events. Each quarter, Horizon shall provide to Medtronic a detailed proposed plan of marketing activities for the upcoming quarter, including specific events and budgets. Any financial support for such activities from Medtronic shall be upon mutual agreement of the parties."

V. Subsection (a) of Section 11 (Term and Termination) is amended to read as follows:


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         "(a)     This Agreement shall be effective for a period of an initial term commencing on the Effective Date and expiring on March 31, 2004 (the "Term") unless either party gives the other party notice of termination at least sixty (60) days prior to the end of the first year of the Term or unless the Agreement is previously terminated under subsection (b) or (c) below. This Agreement may be renewed by Medtronic for additional two (2) year terms, upon delivery of notice by Medtronic at least sixty (60) days prior to the expiration of the then-current term. The terms and conditions of this Agreement, including those relating to termination set forth in this Section, shall continue to apply to any such renewal terms."

VI. The following new Subsection (g) is added to Section 11 (Term and Termination):

         "(g)     Medtronic may terminate this agreement, upon sixty (60) days'
written notice to Horizon, if in any two consecutive three-month periods, the aggregate of all Monthly Sales Amounts is less than the aggregate of all Monthly Baseline Sales Amounts."

VII. Except to the extent provided above, the remaining terms and conditions of the Agreement remain in full force and effect.



MEDTRONIC, INC.                               HORIZON MEDICAL PRODUCTS, INC.



By /s/ Carol Barnett                          By /s/ Marshall B. Hunt
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   Carol Barnett, Vice President and
   General Manager, Global Pain Management    Marshall B. Hunt
                                              ------------------------
                                              (Please print name)

Date 4/15/03                                  Title Chairman and CEO
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                                              Date 4/15/03
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